EXHIBIT 10.5
CONSOLIDATED, AMENDED AND RESTATED RENEWAL NOTE AND SECURITY AGREEMENT
This Note and Security Agreement is a consolidation, amendment, restatement and renewal of five existing Notes and Security Agreements between Borrower and Lender.

Atlanta, Georgia

December 18, 2003	revised principal balance $1,000.000.00
     THIS CONSOLIDATED NOTE is dated as of the 18th day of December, 2003, by and among National Loan Investors, L.P., a Delaware Limited Partnership (“Lender”), having an address of Suite 1313, 3030 N.W. Expressway, Oklahoma City, OK 73112, as assignee of Wachovia Bank, National Association (“Wachovia”); The Wheatstone Energy Group, Inc., a Georgia corporation (the “Prior Borrower”) having an address of 1231 Collier Road, NW, Suite 0, Atlanta, GA 30318; and WEGI Acquisition, LLC, a Georgia Limited Liability Company (the “New Borrower”) having an address of 1945 The Exchange, Suite 300, Atlanta, Cobb County, Georgia 30339-2029, assignee of the Prior Borrower.
RECITALS:
     A. Wachovia made the following loans to the Prior Borrower:
     1. Line of Credit Loan dated July 26, 2001, in an amount not to exceed One Million Two Hundred Thousand Dollars ($1,200,000.00) (“Line of Credit Loan”), evidenced by Note and Security Agreement dated July 26, 2001, as first amended by that certain letter agreement dated October 31, 2002, and by Line of Credit Extension and Modification Agreement dated February 28, 2003 (“Extension Agreement”), which Line of Credit Loan has a revised maturity date of December 1, 2003 by virtue of May 12, 2003 and August 25, 2003 Extension Letters (“May 12 and August 25 Extension Letters”), and which is secured, inter alia, by all collateral more particularly described in the documents evidencing said Line of Credit Loan, including, but not limited to, that certain Security Agreement-Commercial dated July 26, 2001 (“Security Agreement”), to include, but not be limited to, Accounts, Inventory, Equipment, General Intangibles, Instruments, Documents, Letter-of-Credit Rights, Deposit Accounts, Chattel Paper, Investment Collateral and Proceeds and Products therefrom (all of which terms are defined in the Security Agreement and accompanying Uniform Commercial Code Financing Statements (“UCC’s”) (collectively, the “Line of Credit Collateral”) (“NLI Loan Number 38300180”);
     2. Term Loan dated October 14, 1999 in the original principal amount of $30,379.25 as evidenced by that certain Note and Security Agreement and accompanying motor vehicle lien MV-1 and secured by a l999 White Ford F-350 SD Pickup (the “Ford F-350 Loan”), which has a maturity date of November 1, 2004 (“NLI Loan Number 38300170”);
     3. Term Loan dated August 24, 2001 in the original principal amount of $13,502.76 as evidenced by that certain Note and Security Agreement and accompanying motor vehicle lien MV-1 and secured by a l998 Ford F-150 (the “Ford F-150 Loan”) (“NLI Loan Number 38300190”);
     4. Term Loan dated October 11, 2001 in the original principal amount of $12,500.00 as evidenced by that certain Note and Security Agreement and accompanying motor vehicle lien MV-1 and secured by a 2000 White Ford Taurus SC (the “Ford Taurus Loan”), which has a maturity date of November 1, 2004 (“NLI Loan Number 38300210”);
     5. Term Loan dated December 5, 2001 in the original principal amount of $18,166.70 as evidenced by that certain Note and Security Agreement and accompanying UCC’s and secured by certain equipment collateral (the “Equipment Loan”), which has a maturity date of January 1, 2005 (“NLI Loan Number 38300200”).
     (The Ford F-350 Loan, The Ford F-150 Loan, the Ford Taurus Loan and the Equipment Loan are hereinafter collectively referred to as the “Term Loans”) (the Line of Credit Loan and the Term Loans are hereinafter collectively referred from time to time herein as the “Loans”) (The Line of Credit Collateral and the additional collateral securing the various Term Loans as described above are hereinafter collectively referred to as the “Collateral”) (the Loan Documents are further affected by the terms of that certain Inter-Creditor Agreement dated February 21, 2002 by and between Venture Capital Solutions, Limited Partnership, a North Carolina Limited Partnership (“VCS”) and Wachovia Bank, N.A. (“Inter-Creditor Agreement”));
     B. The Loans were modified by: (i) the Extension Agreement, which contained, inter alia, a cross-default/cross-collateralization feature for the various Loans and the Collateral securing said Loans; (ii) the letter by Wachovia to the Prior Borrower dated May 12, 2003 extending the maturity of the Line of Credit Loan to October 1, 2003; and (iii) the letter by Wachovia to the Prior Borrower dated August 25, 2003 extending the maturity of the Line of Credit Loan to December 1, 2003. The Loans are modified on the date hereof by that certain Consolidated, Amended and Restated Note and Security Agreement by and among the Lender, the New Borrower and the Prior Borrower (the Consolidated Note and Modification Agreement”). The Notes, Security Agreements, UCC’s, MV-1’s, Extension Agreement, letters referenced in clauses (ii) and (iii) of the first sentence of this paragraph, the Consolidated Notes and Modification Agreement, all other documents previously executed, including, but not limited to, the Commitment Letter dated July 5, 2001 from Wachovia Bank to Prior Borrower, and letter agreement dated October 31, 2002, evidencing and securing the Loans, and all amendments, extensions and renewals thereof subsequent to the date hereof, are referred to herein collectively as the “Loan Documents.”
     C. Guarantors executed Guaranty Agreements dated May 22, 1996 and July 26, 2001, guaranteeing repayment of the Loans (collectively the “Guaranties”).
     D. Effective August 29, 2003, Wachovia, as lender and holder of the Loans, transferred and assigned its interests in the Loans, Loan Documents and Collateral to National Loan Investors, L.P.
     E. The current balances on each of the Loans as of December 18, 2003 prior to modification are:
     1. Line of Credit Loan 38300180-principal $1,040,000.00; interest $32,124.44 (total due: $1,072,124.44) (daily rate: $231.11); (current interest rate: 8.00% percent per annum);
     2. Ford F-350 Loan 38300170-principal $8,763.10; interest $272.63 (total due: $9,035.73) (daily rate: $1.95); (current interest rate: 8.00% percent per annum);
     3. Ford F-150 Loan 38300190-principal $4,855.90; interest $75.00 (total due: $4,930.90) (daily rate: $0.54); (current interest rate: 4.00% percent per annum);
     4. Ford Taurus Loan 38300210-principal $5,208.17; interest $80.44 (total due: $5,288.61) (daily rate: $0.58); (current interest rate: 4.00% percent per annum);
     5. Equipment Loan 38300200-principal $8,578.73; interest $132.49 (total due: $8,711.22) (daily rate: $0.95); (current interest rate: 4.00% percent per annum);
     F. The New Borrower has agreed to acquire substantially all of the assets of Prior Borrower, including, but not limited to, the Collateral, subject to the Loan Documents, to assume and pay all sums due under the Loan Documents, and to perform all obligations of the Prior Borrower under the Loan Documents, subject to the terms of this Note and that certain Assumption Agreement (“Assumption Agreement”) executed by the parties to this Note, the terms and conditions of which are incorporated by reference into this Note. Lender is willing to enter into this Agreement, allow the assumption of the Loans and to release the Guarantors and Prior Borrower; provided that the terms of this Note and accompanying Assumption Agreement are executed and delivered to Lender. It is intended that Prior Borrower is executing this Note to evidence the modifications, partial writeoff of a portion of the principal and interest owed under the Loans, and Consolidation thereof, which this date are being transferred to New Borrower and being assumed by New Borrower. Nothing herein shall be deemed to create any new liability of Prior Borrower.
     G. Partial Principal Reduction and Partial Interest Waiver and Modifications.
     1. To accommodate New Borrower and Prior Borrower’s ability to complete the purchase/sale of the assets by New Borrower of Prior Borrower, Lender has agreed to allow: a. the current past-due interest installments on the Loans in the amount of $32,685.00, and b. a portion of the outstanding principal in the amount of $67,405.90 to be waived, provided that Closing occurs no later than December 19, 2003, and provided that Lender is reimbursed for Lender’s attorneys’ fees and costs of closing of this Note and related documents up to the amount of $5,000.00, as more fully described in the Assumption Agreement. It is intended that after the reduction of the interest and principal as described in the preceding sentence, the revised principal balance of all Notes comprising the Loans shall be consolidated, renewed, amended and restated to a consolidated balance of $1,000,000.00, all as provided herein, and all Loan Documents shall be and remain cross defaulted and cross collateralized with each other, as further evidenced by the Assumption Agreement. All terms and conditions, including the conditions precedent and subsequent set forth in the Assumption Agreement are incorporated herein by this reference and are also expressly made a part of this Note and are conditions to the effective date of this instrument.
     2. To approve the consolidation, amendment, restatement and renewal of all of the Loans, Lender has required that certain terms and conditions of the Loans be amended, as stated hereinbelow, including, but not limited to, change in the interest rate, payments and Maturity Dates, to a revised Maturity Date of December 18, 2011, with interest-only payments due on the first calendar day of each month following the date of this Note, based upon the interest rate being amended to the Prime Rate plus one and one half percent per annum, adjusted every six months, with a partial discounted payoff opportunity for a reduction in the revised principal balance (i.e., the revised principal balance as of the effective date of this Consolidated Note to be $1,000,000.00) to $850,000.00 (it being intended by the parties that the prior principal reduction as reflected in Paragraph G.1 herein shall not be added into this amount) from the day after the 60th month anniversary of this Note up to (but not beyond) the revised Maturity Date, with no prepayment penalty. Further, the revolving line of credit feature in the Line of Credit Loan shall be removed, such that the entirety of this Consolidated Note shall be a term Note, with no new monies advanced.
     NOW, THEREFORE, for and in consideration of the mutual benefits to be derived herefrom and the further consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), paid by New Borrower, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:
     1. All terms, conditions and provisions of the various documents evidencing the Loans as referenced above as well as the recitals set forth hereinabove in this Agreement, are specifically incorporated herein by this reference, and are deemed modified by virtue of this Note and accompanying Assumption Agreement.
     2. Effective as of the date of this Note, the Loan Documents for each of the Loans shall be amended as set forth herein. In the event of conflict between the terms, covenants and conditions of the prior Loan Documents for the Loans, the terms of the documents executed in connection with this Consolidated Note shall control. New Borrower and Lender hereby amend each of the Notes in their entirety to read as set forth herein:
FOR VALUE RECEIVED, WEGI Acquisition, LLC, a Georgia Limited Liability Company (hereinafter the “Borrower”) (the term “Borrower” as used for the remainder of this Consolidated Note shall mean “New Borrower”), assignee of The Wheatstone Energy Group, Inc., a Georgia corporation, hereby promises to pay to the order of National Loan Investors, L.P., a Delaware Limited Partnership (hereinafter the “Lender”), transferee and assignee of Wachovia Bank, N.A., at its office where borrowed or at such other place as Lender hereafter may direct from time to time in writing, Lender’s initial office being Suite 1313, 3030 N.W. Expressway, Oklahoma City, OK 73112, in immediately available funds of lawful money of the United States, the principal sum of One Million and 00/1 00 Dollars ($1,000.000.00) together with any unpaid interest hereon from date of advance, in accordance with the terms contained in this Note. The optional provisions applicable to this Note are checked below.
Repayment:

☒	One payment in full of principal and unpaid interest due on the amended maturity date of December 18, 2011 (“Maturity Date”). The Borrower may NOT borrow, repay and reborrow sums up to the principal amount set forth above, as this is considered a term loan, not a revolving line of credit loan. IT IS FURTHER EXPRESSLY AGREED THAT, AS AN ACCOMMODATION TO THE BORROWER AND IN CONSIDERATION FOR THE ASSUMPTION OF THIS NOTE AS OUTLINED IN ACCOMPANYING ASSUMPTION AGREEMENT OF EVEN DATE HEREWITH, LENDER WILL ACCEPT A DISCOUNTED PRINCIPAL PAYOFF AT A TIME DEFINED AS: ON OR AFTER DECEMBER 19, 2008,

i.e., THE NEXT DAY AFTER THE 60TH MONTH OF THIS NOTE, AND BEFORE THE REVISED MATURITY DATE SET FORTH ABOVE (“DISCOUNTED PAYOFF TIME PERIOD,” WHICH DISCOUNTED PAYOFF TIME PERIOD SHALL COMMENCE DECEMBER 19, 2008 AND END ON THE MATURITY DATE OF DECEMBER 18, 2011) OF THE PRINCIPAL AMOUNT OF $850,000.00. THE DISCOUNTED PAYOFF SHALL BE ACCOMPANIED BY FULL PAYOFF OF ALL INTEREST AND OTHER CHARGES ACCRUED AND NOT THEN PAID ON THE ENTIRE BALANCE BEFORE THE DISCOUNT IS CALCULATED. THIS DISCOUNTED PAYOFF OPTION TO BORROWER IS EXPRESSLY CONDITIONED UPON BORROWER REMAINING CURRENT IN ALL RESPECTS WITH TIMELY MONTHLY INTEREST-ONLY PAYMENTS BEING PAID THROUGHOUT THE TERM OF THIS NOTE, CONDITIONED UPON BORROWER NOT OTHERWISE BEING IN DEFAULT OF ITS OTHER OBLIGATIONS OWED TO LENDER PURSUANT TO THE LOAN DOCUMENTS, AND CONDITIONED UPON BORROWER OTHERWISE NOT BEING PLACED IN OR FILING FOR BANKRUPTCY OR OTHER SIMILAR RECEIVERSHIP ACTIONS.

☐	On demand ________________________.

☐	____________ payments of ____________ beginning ____________ and thereafter ____________ until ____________ when the entire principal amount then outstanding and all accrued but unpaid interest shall be paid in full.

☐	On demand the principal amount set forth above or the unpaid principal amount of all advances which the Lender actually makes hereunder to the Borrower, whichever amount is less. The Borrower may NOT borrow, repay and reborrow sums up to the principal amount set forth above, as this is considered a term loan, not a revolving line of credit loan. This Note shall be used to evidence the outstanding principal balance advanced hereunder until it is surrendered to the Borrower by the Lender, and it shall continue to be used even though there may be periods prior to such surrender when no amount of principal or interest is owing hereunder. If advances of the principal amount hereof are to be made by Lender to the Borrower after the date of this Note, Lender, at its sole discretion, is hereby authorized to make such advances under this Note upon telephonic or written communication of a borrowing request from any person representing himself or herself to be the Borrower or, in the event the Borrower is an organization, a duly authorized officer or representative of Borrower.
Interest:

Payable:	☒ in arrears due on the first day of the calendar month immediately following closing, and on the first day of each calendar month thereafter up until the Maturity Date; whereupon, all principal and all interest and other charges not then paid shall be due and payable, subject, however, to the discounted payoff option described herein; ☐ in advance.
☒ in addition to the payments described above; ☐ included in the payments described above.

Payable at the rate per annum of: ☒ Prime Rate plus one and one half (1.50%) percent per annum; ☐ ____________% of Prime Rate; ☐ ____________% Fixed;

☐	Those rates which may be offered from time to time by the Lender and agreed to by the Borrower and so noted by the Lender on an attachment hereto. In the event of a good faith dispute among the parties to this Note as to rate under this rate option, the rate shall be the Prime Rate, adjusted for any changes in the Prime Rate as of the day such Prime Rate changes;

☐	The rate(s) set forth in Schedule I attached to this Note and incorporated herein by reference;

☐	Those rates which have been offered by the Lender to the Borrower in the Loan Agreement or Commitment Letter checked below, the provisions of which shall determine such rates, the procedure for the selection of such rates and the time periods for which such rates shall apply.

In no case shall interest exceed the maximum rate permitted by applicable law.

☒	In addition, Borrower agrees to pay to lender a non-refundable loan fee of $___n-a____________.

If the interest is based upon the Prime Rate, such interest rate will be adjusted on:
☒         The day the Prime Rate changes ☐ Other ____________.
Due:      ☐ On principal payment dates ☒ every six months beginning on June 18, 2004 and December 18, 2004 and each June 18 and December 18 thereafter throughout the remaining term of this Note.
Interest will be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed.
After demand or maturity (whether by acceleration or otherwise), as applicable, interest on any unpaid balance hereof shall be payable on demand at a rate per annum equal to the greater of 150% of the Prime Rate, or 2% above the rate applicable prior to demand or maturity, adjusted for any changes in the Prime Rate as of the day such Prime Rate changes, not to exceed the maximum rate permitted by applicable law.
To the extent not prohibited by law, a late charge of four percent (4%) or the applicable statutory maximum, whichever is greater, shall be assessed on any payment remaining past due for fifteen (15) days or more unless interest on this Note is payable in advance, in which case such period shall instead be thirty (30) days or more; provided, however, that if any applicable statute allows a shorter minimum time period for the imposition of a late charge, such shorter time period shall prevail.
As used herein, “Prime Rate” refers to that interest rate so denominated and announced by the Wall Street Journal in the Money Rates Section from time to time as the prime rate basis for borrowings for key commercial center banks. The Wall Street Journal’s Prime Rate is one of several interest rate bases used by the Lender. The Lender lends at interest rates above and below the Prime Rate.
All payments on this Note shall be applied, in accordance with the then current billing statement applicable to this Note, first to accrued interest, then to fees, then to principal due, and then to late charges. Any remaining funds shall be applied to the further reduction of principal. Notwithstanding the foregoing, upon the occurrence of a default hereunder, payments shall be applied as determined by Lender in its sole discretion.

☒	The terms and conditions in Security Agreements dated July 26, 2001, dated October 14, 1999, August 24, 2001, October 11, 2001, December 5, 2001, letter agreement dated October 31, 2002, Line of Credit Extension and Modification Agreement dated February 28, 2003, and May 12 and August 25 Extension Letters, all between the parties hereto, as the same may be amended from time to time, shall be considered a part hereof to the same extent as if written herein.

☒	The terms and conditions in a Letter Agreement dated November 13, 2003, as revised December 5, 2003, and Accompanying Assumption Agreement of even date herewith between the Lender and the Borrower, as the same may be amended, extended or replaced from time to time, shall be considered a part hereof to the same extent as if written herein. It is expressly intended that the Assumption Agreement shall survive closing and delivery of this Consolidated Note.
     In addition to any other collateral specified herein and in other agreements, to secure the indebtedness evidenced by this Note, together with any extensions, modifications, or renewals thereof, in whole or in part, as well as all other indebtedness, obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred or arising, including, without limitation, all sums arising under any ISDA Master Agreement now or hereafter executed between Borrower and Lender and any related schedules and confirmations thereto (hereinafter sometimes referred to as the “Obligations”), except for other indebtedness, obligations and liabilities owing to Lender that constitute (a) consumer credit as defined in Federal Reserve Board Regulation Z and either subject to the disclosure requirements of Federal Reserve Board Regulation Z or state consumer protection laws or (b) non-consumer credit if under applicable state law the maximum interest rate for such credit is reduced when secured (herein collectively referred to as “Restricted Debt”), the Borrower does hereby grant to the Lender a security interest in, and does hereby pledge to Lender the following described property: all collateral more particularly described in Security Agreement-Commercial dated July 26, 2001, the Term Loans evidenced by the Note and Security Agreements dated October 14, 1999, August 24, 2001, October 11, 2001 and December 5, 2001, as revised by the Extension Agreement, and the May 12 and August 25 Extension Letters, and all other Loan Documents that describe the collateral, between Borrower and Lender, and also that certain New Vehicle Collateral, more fully described in the Assumption Agreement of even date herewith, whether now owned or hereafter acquired, together with any and all additions and accessions thereto or replacements thereof, returned or unearned premiums from any insurance written in connection with this Note and any products and/or proceeds of any of the foregoing. In no event, however, shall the Lender have a security interest in any goods acquired by the Borrower for personal, family or household purposes more than 10 days after the date of this Note, unless such goods are added to or attached to the Collateral (as hereinafter defined). In addition, to the extent not prohibited by law, the Borrower hereby grants to the Lender a security interest in, and does hereby pledge to Lender, (i) all other property of the Borrower now or hereafter in the possession or control of the Lender (exclusive of any such property in the possession or control of the Lender as a fiduciary other than as agent), including, without limitation, all cash, stock or other dividends and all proceeds thereof; and all rights to subscribe for securities incident thereto and any substitutions or replacements for, or other rights in connection with, any of the Collateral and (ii) any of Borrower’s deposit accounts (as such term is defined in the Uniform Commercial Code of the State of Georgia, as the same may be amended from time to time (the “Code”), whether such accounts be general or special, or individual or multiple party, held by Lender and upon all drafts, notes, or other items deposited for collection or presented for payment by the Borrower with the Lender, and the Lender may at any time, without demand or notice, appropriate and apply any of such to the payment of any of the Obligations (except for Restricted Debt), whether or not due. All property described in this paragraph, in which the Borrower has granted to the Lender a security interest or security title hereunder, is herein collectively referred to as the “Collateral.” If, with respect to any Collateral in the form of investment securities, a stock dividend is declared or any stock split-up made or right to subscribe issued, all the certificates for the shares representing such stock dividend or split-up or right to subscribe will be immediately delivered, duly endorsed, to the Lender as additional Collateral. The Lender shall be deemed to have possession, control and custody of any Collateral actually in transit to it or to any of its officers or agents.
     If at any time the Collateral pledged as security for any of the Obligations shall be or become unsatisfactory to the Lender or should the Lender deem itself insecure, the Borrower will immediately furnish such further property to be held by the Lender as if originally pledged as Collateral hereunder or make such payment on account as will be satisfactory to the Lender.
     The Lender shall have, but shall not be limited to, the following rights, each of which may be exercised at any time or from time to time: (i) to transfer this Note and the Collateral, and any transferee shall have all the rights of the Lender hereunder and the Lender shall be thereafter relieved from any liability with respect to any Collateral so transferred; (ii) to execute at any time in the name of any party hereto and to file one or more financing statements describing the Collateral, which financing statements may contain a generic collateral description that is broader than the Collateral and which may describe any agricultural liens or other statutory liens held by Lender; and (iii) to request and receive current financial information from any party liable for all or any part of the Obligations.
     The Lender shall have, but shall not be limited to, the following rights, each of which may be exercised during which time an Event of Default has occurred and is continuing: (i) to receive or take control of any income or other proceeds of any of the Collateral; (ii) to transfer the whole or any part of the Collateral in the name of itself or its nominees; (iii) to vote any investment securities forming a part of the Collateral; and (iv) to notify the obligors on any Obligation to make payment to the Lender of any amounts due thereon.
     Borrower will at Lender’s request maintain insurance on the Collateral in amounts at least equal to the fair market value of the Collateral and against casualty, public liability and property damage risks and such other risks as Lender may request; provided, however, if the Collateral described above is a vehicle(s), Borrower agrees to obtain and maintain liability insurance as required by law and collision and comprehensive insurance with a deductible not exceeding $500.00. All insurance shall be with companies with a Best Insurance Report Rating of B+ or better, and Borrower will pay all premiums for insurance when due. Unless and until requested by Lender, Borrower shall not be required to name Lender as additional insured in such policy or to provide Lender a copy of the policy for or certificate evidencing such insurance, but when and if requested by Lender, the Borrower shall immediately (but no later than five (5) business days) (i) cause all policies of such insurance to specify that Lender is an additional insured as its interests may appear and to provide that such insurance shall not be cancellable by Borrower or the insurer without at least 30 days advance written notice to Lender and that proceeds are payable to Lender regardless of any act or omission of Borrower which would otherwise result in a denial of a claim; and (ii) deliver all policies or certificates thereof (with copies of such policies) to Lender. Borrower is authorized to receive the proceeds of any insurance loss and shall apply such proceeds toward either the repair or replacement of the Collateral or the payment of the Obligations secured hereby, so long as no Event of Default exists hereunder. The undersigned will also pay all taxes and other impositions on the Collateral as well as the cost of repairs or maintenance to the Collateral. If the undersigned fails to maintain such insurance or fails to pay any and all amounts for taxes, repairs, maintenance and other costs, Lender may, at its option, but shall not be required to, purchase such insurance or pay any premium owing with respect to such insurance or pay such amounts for taxes, repairs, maintenance and other costs, and any such sum paid by Lender shall be payable by the Borrower on demand by Lender or at its option may be added to the Obligations and secured hereby. The loss, injury or destruction of the Collateral, with or without the fault of Borrower, shall not release the Borrower from any liability hereunder or in any way affect Borrower’s liability hereunder.
     The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default” hereunder: (i) any failure of any Obligor (which term shall include the Borrower and each endorser, surety or guarantor of this Note) to pay any of the Obligations when due or to observe or perform any agreement, covenant or promise hereunder or in any other agreement, note, instrument or certificate of any Obligor to the Lender, now existing or hereafter executed in connection with any of the Obligations, including, but not limited to, a loan agreement, if applicable, and any agreement guaranteeing payment of any of the Obligations, which failure shall continue for fifteen (15) days; (ii) any default of any Obligor in the payment or performance of any other liabilities, indebtedness or obligations to Lender or to allow or permit any other liabilities, indebtedness or obligations to Lender to be accelerated, which default shall continue for fifteen (15) days; (iii) any failure of any Obligor to furnish Lender current financial information within a reasonable time after receipt of a written request; (iv) any failure of any Obligor or any Pledgor of any security interest in the Collateral (the “Pledgor”) to observe or perform any agreement, covenant or promise contained in any agreement, instrument or certificate executed in connection with the granting of a security interest in property to secure the Obligations or any guaranty securing the Obligations, which failure shall not be cured within fifteen (15) days of receipt of written notice of such failure from Lender; (v) any warranty, representation or statement made or furnished to the Lender by or on behalf of any Obligor or Pledgor in connection with the extension of credit evidenced by this Note proving to have been false in any material respect when made or furnished; (vi) any sale, foreclosure of or material encumbrance to any of the Collateral, or the making of any material levy, seizure or attachment thereof or thereon or the rendering of any material judgment or lien or garnishment or attachment against any Obligor or Pledgor or its Collateral property (the term “material” as used in this subparagraph (vi) shall mean that which would materially impair the ability of New Borrower to repay the Obligations when due); (vii) the dissolution, change in control (other than a transfer of control to an affiliate of New Borrower; provided that Lender is notified in advance of said transfer and provided that the transferee assumes the indebtedness evidenced hereby), change of status to an organization, change of type of organization, termination of existence, insolvency, business failure, or appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws, state or federal, by or against, the Borrower or any other Obligor or Pledgor; (viii) if Borrower, any Pledgor or any Obligor shall change its name (other than a change of name to “The Wheatstone Energy Group, LLC,” which is expressly consented to by Lender), change its principal residence, change its chief executive office, change its status to an organization, change its state of organization, change its type of organization, or change its organizational identification number, as applicable, without giving Secured Party at least thirty (30) days’ written notice, or (ix) any discontinuance or termination of any guaranty of any of the Obligations by a guarantor other than the release of the guarantors contemplated by the Assumption Agreement.
     Upon the occurrence of an Event of Default (and the expiration of any applicable notice and/or grace periods), to the extent permitted by law, the Lender at its option may terminate any obligation to extend any additional credit or make any other financial accommodation to the Borrower and/or may declare all of the Obligations to be immediately due and payable, all without notice or demand, and shall have in addition to and independent of the right to declare the Obligations to be due and payable and any other rights of the Lender under this Note or any other agreement with any Obligor or any Pledgor, the remedies of a secured party under the Code, including, without limitation thereto, the right to take possession of the Collateral, or the proceeds thereof and to sell or otherwise dispose thereof; and for this purpose, to sign in the name of any Obligor of Pledgor any transfer, conveyance or instrument necessary or appropriate in order for the Lender to sell or dispose of any of the Collateral, and the Lender may, so far as the Borrower can give authority therefor, enter upon the premises on which the Collateral or any part thereof may be situated and remove the same therefrom, without being liable in any way to any Obligor on account of entering any premises. The Lender may require the Borrower to assemble the Collateral and make the Collateral available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give the Borrower written notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, or otherwise given, to the Borrower or Pledgor at the last address shown on the Lender’s records at least ten (10) days before such disposition. Lender may (i) comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, (ii) sell the Collateral without giving any warranties as to the Collateral, and (iii) specifically disclaim any warranties of title or the like and in so doing any of the foregoing will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If any Obligation (including but not limited to the Note) is a demand instrument, the statement of a maturity date, the requirement for the payment of periodic interest or the recitation of defaults and the right of Lender to declare any Obligation due and payable shall not constitute an election by Lender to waive its right to demand payment under a demand at any time and in any event as Lender in its sole discretion may deem appropriate.
     The rights of the Lender specified herein shall be in addition to, and not in limitation of the Lender’s rights under the Code, or any other statute or rules of law conferring rights similar to those conferred by the Code, and under the provisions of any other instrument or agreement executed by the Borrower, any other Obligor or any Pledgor to the Lender. All prior agreements to the extent inconsistent with the terms of this Note shall be construed in accordance with the provisions hereof. Any rights or remedies of the Lender may be exercised or taken in any order or sequence whatsoever, at the sole option of the Lender. This agreement shall bind and inure to the benefit of the heirs, legatees, executors, administrators and assigns of Lender and shall bind all persons who become bound as a debtor to this security agreement.
     The security agreement set forth herein and the security interest in the Collateral created hereby shall terminate only when all of the Obligations have been indefeasibly paid in full and such payments are no longer subject to rescission, recovery or repayment upon the bankruptcy, insolvency, reorganization, moratorium, receivership or similar proceeding affecting the Borrower or any other person. No waiver by the Lender of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. All rights of the Lender hereunder shall inure to the benefit of its successors and assigns, and all obligations of the Borrower shall bind the heirs, legal representatives, successors and assigns of the Borrower. The Borrower and each endorser, surety or guarantor of this Note, whether bound by this or by separate instrument or agreement, shall be jointly and severally liable for the indebtedness evidenced by this Note and hereby severally (i) waive presentment for payment, demand, protest, notice of nonpayment or dishonor and of protest and any and all other notices and demands whatsoever, to the fullest extent permitted by applicable law; (ii) consent that at any time, or from time to time, payment of any sum payable under this Note may be extended without notice whether for a definite or indefinite time; and (iii) agree to remain liable until all of the Obligations are paid in full notwithstanding any impairment, substitution, release or transfer of Collateral or any one or more Borrower or Obligor by the Lender, with or without consideration, or of any extension, modification or renewal. No conduct of the holder shall be deemed a waiver or release of such liability, unless the holder expressly releases such party in writing. The Borrower shall pay to the holder on demand all expenses, including reasonable attorneys’ fees and expenses of legal counsel, incurred by the holder in any way arising from or relating to the enforcement or attempted enforcement of the Note and any related guaranty, collateral document or other document and the collection or attempted collection, whether by litigation or otherwise, of the Note. Time is of the essence.
     Borrower acknowledges that Lender may reproduce by electronic means or otherwise any of the documents evidencing and/or securing the Obligations and thereafter may destroy the original documents. Borrower does hereby agree that any document so reproduced shall be and remain the binding obligation of Borrower, enforceable and admissible in evidence against it to the same extent as if the original documents had not been destroyed.
     This Note, and the rights and obligations of the parties hereunder, shall be governed and construed in accordance with the laws of the State of Georgia, except to the extent that the Code provides for the application of other law with respect to the Collateral. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance shall impair any such right or power, or shall such delay or omission be construed to be a waiver thereof by the Lender. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     In executing this Agreement, each of the parties hereto represents, warrants and certifies that it has received independent legal counsel and advice from its respective attorneys with regard to the facts involved in connection with the controversies set forth in this Agreement and subject matter hereof, and with regard to the rights or asserted rights arising out of said controversies, if any. In accepting the consideration referred to herein and in executing and delivering this Agreement, each of the parties does so with the full knowledge of any and all rights which each now has or, in the future, may have in connection with the aforementioned controversies, if any. This Agreement shall not be construed against the drafter.
     Whenever in this Agreement reference is made to any party or other person or entity such reference shall be deemed to include a reference to the heirs, executors, representatives, successors, assigns, and affiliates of such party. Whenever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. This Agreement may not be changed, discharged or terminated orally, but only by an instrument in writing signed by the parties against whom the enforcement of the change, waiver, discharge or termination is sought. This Agreement is intended to be performed in accordance with and only to the extent permitted by all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, for any reason and to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not he affected thereby, but rather shall be enforced to the greatest extent permitted by law. The parties hereto do further agree that the provisions contained herein constitute the entire agreement of the parties as of this date, except as outlined by the Assumption Agreement, and that the terms hereof are contractual and not mere recitals.

     IN WITNESS WHEREOF, the Borrower and Lender have executed this Consolidated, Amended and Restated Renewal Note and Security Agreement under seal the day and year set forth above.

NEW BORROWER:

WEGI ACQUISITION, LLC, A GEORGIA LIMITED LIABILITY COMPANY

BY:	ABRI Facility Services, Inc., a Georgia corporation, its sole member/manager

By:	/s/J. Andrew Abrams	(SEAL)

Name: J. Andrew Abrams, Co-Chair and Vice President (title)

Attest:	/s/Mark Thomas	(SEAL)

Name: Mark Thomas, Chief Financial Officer (title)

(CORPORATE SEAL)

OLD BORROWER:

The Wheatstone Energy Group, Inc., a Georgia corporation

By:	/s/Paul M. Williams	(SEAL)

Name: Paul M. Williams, President (title)

Attest:	/s/M. Todd Jarvis	(SEAL)

Name: M. Todd Jarvis, Secretary (title)

(CORPORATE SEAL)

LENDER:

NATIONAL LOAN INVESTORS, L.P.

By:	/s/Jimmy B. Hadden	(SEAL)

Name: Jimmy B. Hadden Senior Resolution Officer